Chewy Announces Second Quarter 2024 Financial Results

PLANTATION, Fla., August 28, 2024 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the second quarter of fiscal year 2024 ended July 28, 2024.

Fiscal Q2 2024 Highlights:

•Net sales of $2.86 billion increased 2.6 percent year over year
•Gross margin of 29.5 percent increased 120 basis points year over year
•Net income of $299.1 million, including share-based compensation expense and related taxes of $82.5 million
•Net margin of 10.5 percent increased 980 basis points year over year
•Basic earnings per share of $0.70, an increase of $0.65 year over year
•Diluted earnings per share of $0.68, an increase of $0.63 year over year
•Adjusted EBITDA(1) of $144.8 million, an increase of $56.7 million year over year
•Adjusted EBITDA margin(1) of 5.1 percent increased 190 basis points year over year
•Adjusted net income(1) of $104.8 million, an increase of $40.2 million year over year
•Adjusted basic and diluted earnings per share(1) of $0.24, an increase of $0.09 year over year

“Our Q2 performance reflects another quarter of strong execution, delivering net sales at the high end of our guidance range,” said Sumit Singh, Chief Executive Officer of Chewy. “Chewy’s compelling value proposition is driving broader and deeper customer engagement, as reflected by our 20 million active customers, which grew sequentially in the quarter, and net sales per active customer of $565, which reached a new record for the company.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 8:00 am ET.

Chewy Fiscal Second Quarter 2024 Financial Results Conference Call
When: Wednesday, August 28, 2024
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://www.netroadshow.com/events/login?show=85fd03d6&confId=69154

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies, and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,500 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 115,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimating our market share; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our websites, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2024, in our other filings with the Securities and Exchange Commission, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	July 28, 2024	January 28, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$694,460	$602,232
Marketable securities	490	531,785
Accounts receivable	200,983	154,043
Inventories	803,338	719,273
Prepaid expenses and other current assets	53,957	97,015
Total current assets	1,753,228	2,104,348
Property and equipment, net	526,163	521,298
Operating lease right-of-use assets	464,706	474,617
Goodwill	39,442	39,442
Deferred tax assets	275,669	—
Other non-current assets	43,283	47,146
Total assets	$3,102,491	$3,186,851
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,179,807	$1,104,940
Accrued expenses and other current liabilities	875,371	1,005,937
Total current liabilities	2,055,178	2,110,877
Operating lease liabilities	517,274	527,795
Other long-term liabilities	43,290	37,935
Total liabilities	2,615,742	2,676,607
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of July 28, 2024 and January 28, 2024	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 142,967,945 and 132,913,046 shares issued and outstanding as of July 28, 2024 and January 28, 2024, respectively	1,430	1,329
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 274,646,551 and 298,863,356 shares issued and outstanding as of July 28, 2024 and January 28, 2024, respectively	2,746	2,989
Additional paid-in capital	2,091,864	2,481,984
Accumulated deficit	(1,609,638)	(1,975,652)
Accumulated other comprehensive income (loss)	347	(406)
Total stockholders’ equity	486,749	510,244
Total liabilities and stockholders’ equity	$3,102,491	$3,186,851

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 28, 2024	July 30, 2023	July 28, 2024	July 30, 2023
Net sales	$2,858,589	$2,785,302	$5,736,314	$5,575,941
Cost of goods sold	2,014,753	1,996,581	4,038,486	3,994,364
Gross profit	843,836	788,721	1,697,828	1,581,577
Operating expenses:
Selling, general and administrative	621,267	619,889	1,223,828	1,204,278
Advertising and marketing	190,518	185,491	377,333	369,224
Total operating expenses	811,785	805,380	1,601,161	1,573,502
Income (loss) from operations	32,051	(16,659)	96,667	8,075
Interest income, net	12,921	8,928	27,444	16,944
Other income, net	1,541	29,242	782	20,354
Income before income tax (benefit) provision	46,513	21,511	124,893	45,373
Income tax (benefit) provision	(252,604)	1,304	(241,121)	2,307
Net income	$299,117	$20,207	$366,014	$43,066

Comprehensive income:
Net income	$299,117	$20,207	$366,014	$43,066
Foreign currency translation adjustments	351	—	753	—
Comprehensive income	$299,468	$20,207	$366,767	$43,066

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.70	$0.05	$0.85	$0.10
Diluted	$0.68	$0.05	$0.84	$0.10
Weighted-average common shares used in computing earnings per share:
Basic	429,377	428,618	432,125	427,735
Diluted	437,882	431,576	437,153	431,024

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	26 Weeks Ended
	July 28, 2024	July 30, 2023
Cash flows from operating activities
Net income	$366,014	$43,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,455	56,712
Share-based compensation expense	146,958	114,549
Non-cash lease expense	16,179	22,072
Change in fair value of equity warrants and investments	592	(20,244)
Deferred income tax benefit	(275,669)	—
Unrealized foreign currency losses, net	1,064	—
Other	(2,501)	793
Net change in operating assets and liabilities:
Accounts receivable	(46,991)	(37,487)
Inventories	(84,212)	(64,969)
Prepaid expenses and other current assets	(5,207)	(16,843)
Other non-current assets	2,005	(1,975)
Trade accounts payable	74,891	90,445
Accrued expenses and other current liabilities	(28,513)	131,374
Operating lease liabilities	(16,744)	(11,066)
Other long-term liabilities	1,026	860
Net cash provided by operating activities	205,347	307,287
Cash flows from investing activities
Capital expenditures	(61,225)	(79,217)
Proceeds from maturities of marketable securities	538,402	350,000
Purchases of marketable securities	—	(442,769)
Cash paid for acquisition of business, net of cash acquired	—	(367)
Net cash provided by (used in) investing activities	477,177	(172,353)
Cash flows from financing activities
Repurchases of common stock	(531,956)	—
Income taxes paid for, net of proceeds from, parent reorganization transaction	(57,559)	—
Principal repayments of finance lease obligations	(535)	(354)
Payments for tax withholdings related to vesting of share-based compensation awards	(12)	(5)
Payments for tax sharing agreement with related parties	—	(7,606)
Payment of debt modification costs	—	(175)
Net cash used in financing activities	(590,062)	(8,140)
Effect of exchange rate changes on cash and cash equivalents	(234)	—
Net increase in cash and cash equivalents	92,228	126,794
Cash and cash equivalents, as of beginning of period	602,232	331,641
Cash and cash equivalents, as of end of period	$694,460	$458,435

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	13 Weeks Ended			26 Weeks Ended
(in thousands, except net sales per active customer, per share data, and percentages)	July 28, 2024	July 30, 2023	% Change	July 28, 2024	July 30, 2023	% Change
Financial and Operating Data
Net sales	$2,858,589	$2,785,302	2.6%	$5,736,314	$5,575,941	2.9%
Net income (1)	$299,117	$20,207	n/m	$366,014	$43,066	n/m
Net margin	10.5%	0.7%		6.4%	0.8%
Adjusted EBITDA (2)	$144,835	$88,147	64.3%	$307,759	$199,020	54.6%
Adjusted EBITDA margin (2)	5.1%	3.2%		5.4%	3.6%
Adjusted net income (2)	$104,790	$64,577	62.3%	$241,854	$152,504	58.6%
Earnings per share, basic (1)	$0.70	$0.05	n/m	$0.85	$0.10	n/m
Earnings per share, diluted (1)	$0.68	$0.05	n/m	$0.84	$0.10	n/m
Adjusted earnings per share, basic (2)	$0.24	$0.15	60.0%	$0.56	$0.36	55.6%
Adjusted earnings per share, diluted (2)	$0.24	$0.15	60.0%	$0.55	$0.35	57.1%
Net cash provided by operating activities	$123,410	$158,575	(22.2)%	$205,347	$307,287	(33.2)%
Free cash flow (2)	$91,484	$100,931	(9.4)%	$144,122	$228,070	(36.8)%
Active customers	20,002	20,367	(1.8)%	20,002	20,367	(1.8)%
Net sales per active customer	$565	$532	6.2%	$565	$532	6.2%
Autoship customer sales	$2,242,169	$2,119,511	5.8%	$4,475,055	$4,217,782	6.1%
Autoship customer sales as a percentage of net sales	78.4%	76.1%		78.0%	75.6%
n/m - not meaningful
(1) Includes share-based compensation expense and related taxes of $82.5 million and $152.0 million for the thirteen and twenty-six weeks ended July 28, 2024, compared to $68.3 million and $122.1 million for the thirteen and twenty-six weeks ended July 30, 2023.

(2) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures.

We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision (benefit); interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; severance and exit costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted EBITDA and adjusted EBITDA margin in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision (benefit); interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction or initiative and include changes in the fair value of equity warrants, severance and exit costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

(in thousands, except percentages)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	July 28, 2024	July 30, 2023	July 28, 2024	July 30, 2023
Net income	$299,117	$20,207	$366,014	$43,066
Add (deduct):
Depreciation and amortization	28,455	27,814	56,455	56,712
Share-based compensation expense and related taxes	82,467	68,302	151,951	122,079
Interest income, net	(12,921)	(8,928)	(27,444)	(16,944)
Change in fair value of equity warrants	(1,125)	(29,192)	(442)	(20,258)
Income tax (benefit) provision	(252,604)	1,304	(241,121)	2,307
Exit costs	—	5,260	—	7,617
Transaction related costs	481	2,126	471	2,126
Other	965	1,254	1,875	2,315
Adjusted EBITDA	$144,835	$88,147	$307,759	$199,020
Net sales	$2,858,589	$2,785,302	$5,736,314	$5,575,941
Net margin	10.5%	0.7%	6.4%	0.8%
Adjusted EBITDA margin	5.1%	3.2%	5.4%	3.6%

Adjusted Net Income (Loss) and Adjusted Basic and Diluted Earnings (Loss) per Share

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share, which represent non-GAAP financial measures. We calculate adjusted net income (loss) as net income (loss) excluding share-based compensation expense and related taxes, changes in valuation allowances associated with deferred tax assets, changes in the fair value of equity warrants, and severance and exit costs. We calculate adjusted basic and diluted earnings (loss) per share by dividing adjusted net income (loss) attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income to net income, the most directly comparable GAAP financial measure.

We have included adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non-cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude changes in valuation allowances associated with deferred tax assets as this is not a component of our core business operations. We believe it is useful to exclude changes in the fair value of equity warrants because the variability of equity warrant gains and losses is not representative of our underlying operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income (loss) and adjusted basic and diluted earnings (loss) alongside other financial performance measures, including various cash flow metrics, net income (loss), basic and diluted earnings (loss) per share, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated.

(in thousands, except per share data)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	July 28, 2024	July 30, 2023	July 28, 2024	July 30, 2023
Net income	$299,117	$20,207	$366,014	$43,066
Add (deduct):
Share-based compensation expense and related taxes	82,467	68,302	151,951	122,079
Change in fair value of equity warrants	(1,125)	(29,192)	(442)	(20,258)
Deferred income tax benefit	(275,669)	—	(275,669)	—
Exit costs	—	5,260	—	7,617
Adjusted net income	$104,790	$64,577	$241,854	$152,504
Weighted-average common shares used in computing earnings per share and adjusted earnings per share:
Basic	429,377	428,618	432,125	427,735
Effect of dilutive share-based awards	8,505	2,958	5,028	3,289
Diluted	437,882	431,576	437,153	431,024
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.70	$0.05	$0.85	$0.10
Diluted	$0.68	$0.05	$0.84	$0.10
Adjusted basic	$0.24	$0.15	$0.56	$0.36
Adjusted diluted	$0.24	$0.15	$0.55	$0.35

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our websites, mobile applications, software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We have included free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated.

(in thousands)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	July 28, 2024	July 30, 2023	July 28, 2024	July 30, 2023
Net cash provided by operating activities	$123,410	$158,575	$205,347	$307,287
Deduct:
Capital expenditures	(31,926)	(57,644)	(61,225)	(79,217)
Free Cash Flow	$91,484	$100,931	$144,122	$228,070

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, pharmacy facilities, veterinary clinics, customer service infrastructure, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Investor Contact:
Jennifer Hsu
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com